EXHIBIT A
                            (AS OF FEBRUARY 5, 2020)


FUND                                                      EFFECTIVE DATE
----                                                      --------------
First Trust CEF Income Opportunity ETF                    September 28, 2016

First Trust Municipal CEF Income Opportunity ETF          September 28, 2016

First Trust TCW Opportunistic Fixed Income ETF            February 13, 2017

EquityCompass Risk Manager ETF                            January 19, 2017

EquityCompass Tactical Risk Manager ETF                   January 19, 2017

First Trust TCW Unconstrained Plus Bond ETF               May 29, 2018

First Trust Low Duration Strategic Focus ETF              December 18, 2018

FT Cboe Vest U.S. Equity Buffer ETF - August              November 1, 2019

FT Cboe Vest U.S. Equity Deep Buffer ETF - August         November 1, 2019

FT Cboe Vest U.S. Equity Buffer ETF - November            November 1, 2019

FT Cboe Vest U.S. Equity Deep Buffer ETF - November       November 1, 2019

First Trust Active Factor Large Cap ETF                   November 24, 2019

First Trust Active Factor Mid Cap ETF                     November 24, 2019

First Trust Active Factor Small Cap ETF                   November 24, 2019

FT Cboe Vest U.S. Equity Buffer ETF - February            February 5, 2020

FT Cboe Vest U.S. Equity Deep Buffer ETF - February       February 5, 2020